UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2020

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1175 Peachtree Street NE, 10th Floor

Atlanta, GA 30361

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            ☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            ☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 30, 2020, Streamline Health Solutions, Inc. (the “Company”) implemented a rationalization plan to make the operation of the Company more efficient and for the purpose of aligning its personnel needs and capital requirements in light of the Company’s pending sale of its enterprise content management business (the “ECM Business”). The rationalization plan includes maintaining operations of the Company’s eValuator™ pre-bill coding analysis platform. The rationalization plan includes a reduction in workforce resulting in the termination of approximately twenty (20) employees, or approximately twenty percent (20%) of the Company’s employee workforce. The reduction in workforce is independent of the anticipated transition of certain employees in connection with the pending sale of the ECM Business. As a result of the rationalization plan, the Company anticipates that it will incur approximately $400,000 in one-time severance and other employee termination-related costs. The Company is not currently aware of any other significant charges it will incur as a result of the rationalization plan. The Company expects that these charges will be recorded in the fourth quarter of fiscal year 2019. As a result of the rationalization plan, the Company expects to realize annualized savings of approximately $2,500,000, excluding the impact of any additional hires necessary to strengthen and invest in the eValuator™ platform.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include terms such as "expects", "will," "believes," and similar expressions and include statements regarding the Company's rationalization plan, the proposed transaction with Hyland Healthcare, its expectations regarding the workforce reduction, the objectives of the rationalization plan, amounts and timing of the charges, savings to be incurred in connection with the rationalization plan, and the potential impact of the rationalization plan. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to implement the rationalization plan as planned, whether additional measures outside those set forth herein will need to be taken to fulfill the objectives of the rationalization plan, whether the expected amount of the costs associated with the rationalization plan will differ from or exceed the Company's forecasts, whether the Company will be able to realize the full amount of estimated savings from the rationalization plan, risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement entered into with Hyland Healthcare, the failure to obtain the requisite stockholder approval of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: February 3, 2020
	By:	/s/ Thomas J. Gibson
Thomas J. Gibson
Chief Financial Officer